Exhibit 5.1

1000 Main Street, 36th Floor Houston, Texas 77002 Telephone {713} 226-6000 Telecopier {713} 228-1331 porterhedges.com

April 1, 2026

014660/0032

Ocean Power Technologies, Inc.
28 Engelhard Drive, Suite B
Monroe Township, New Jersey 08831

Ladies and Gentlemen:

We have acted as counsel to Ocean Power Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation for filing with the Securities and Exchange Commission (the “Commission”) of a prospectus supplement (the “Prospectus Supplement”) under the Securities Act of 1933, as amended (the “Act”), related to the Company’s shelf registration statement on Form S-3 (Registration No. 333-275843) (as amended, the “Registration Statement”). The Prospectus Supplement relates to the issuance by the Company of up to $10,000,000 of aggregate principal amount of Series C-1 Senior Convertible Notes due 2027 (the “Notes”) and the shares of common stock, $0.001 par value per share, of the Company initially issuable upon conversion of the Notes (the “Conversion Shares” and, together with the Notes, the “Securities”), pursuant to the Registration Statement and the Prospectus Supplement.

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of: (i) the Certificate of Incorporation and Bylaws, each as amended to date, of the Company; (ii) the Registration Statement; (iii) the Prospectus Supplement; and (v) the corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

In making our examination, we have assumed and have not verified (i) that all signatures on documents examined by us are genuine, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the original documents of all documents submitted to us as copies thereof.

Ocean Power Technologies, Inc. April 1, 2026 Page 2

Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that, when (i) the Prospectus Supplement has been delivered and filed as required by such laws; (ii) the board of directors of the Company has taken all necessary corporate action to authorize the issuance of the Notes and the Conversion Shares and related matters; and (iii) the Notes have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and the Prospectus, then (a) the Notes will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and (b) the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable.

Our opinion set forth above in clause (a) above is subject to and limited by the effect of (i) applicable bankruptcy, insolvency, fraudulent conveyance and transfer, receivership, conservatorship, arrangement, moratorium and other similar laws affecting or relating to the rights of creditors generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) requirements of reasonableness, good faith, materiality and fair dealing and the discretion of the court before which any matter may be brought.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K. We also consent to the references to our Firm under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Porter Hedges LLP
PORTER HEDGES LLP